EXHIBIT 23.1
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[LETTERHEAD OF                          7700 North Kendall Drive,      Suite 204
DOHAN AND COMPANY                       Miami, Florida                33156-7578
CERTIFIED PUBLIC                        Telephone                 (305) 274-1366
ACCOUNTANTS                             Facsimile                 (305) 274-1368
A FROFESSIONAL                          E-MAIL                    INFO@USCPA.COM
ASSOCIATION]                                                      --------------
                                      INTERNET                   WWW.USCPA.COM


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the financial statements of IRT Industries, Inc. dated October 12, 1999, which appears on page F-2 of the annual report on Form 10-KSB/A of IRT Industries, Inc. for the year ended June 30, 1999.

/s/ Dohan and Company, CPA's

7700 North Kendall Drive, Suite 204
Miami, Florida 33156-7578
December 13, 1999




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